FEUER, ORLANDO, PYE & CO. LLP
                     CERTIFIED PUBLIC ACCOUNTANTS
         (A Partnership Including Professional Corporations)



                                                        February 21, 2002





Mr. Gabriel Gibs, Presdent
Volumetric Fund, Inc.
87 Violet Drive
Pearl River, NY 10965






Dear Mr. Gibs,

Please be advised that we herby consent to the use of our audit opinion dated February 14, 2002 for use in the Fund's post-effective Amendment Form N-1A- which filing updates the registration statement filed under the Securities Act of 1933. The above mentioned audit opinion appeared in the Fund's Annual Report for the year ended December 31, 2001.



                          Feuer, Orlando, Pye & Co. LLP




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